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                                                                     EXHIBIT 11



                            STATEMENT RE COMPUTATION
                              OF PER SHARE EARNINGS



                                                                                THREE MONTHS ENDED
                                                                                     MARCH 31,
                                                                           ----------------------------
                                                                                 2000           1999
                                                                           -------------  -------------
Numerator:
  Net income for basic and diluted earnings per share                      $     262,000  $     458,000
                                                                           -------------  -------------

Denominator:
  Denominator for basic earnings per common share -
     weighted-average shares
                                                                               3,981,664      3,977,189

  Effect of dilutive securities:
    Employee stock options                                                            --          2,310
                                                                           -------------  -------------

  Denominator for diluted earnings per common share -
     weighted-average shares
                                                                               3,981,664      3,979,499
                                                                           =============  =============

Basic earnings per common share                                            $        0.07  $        0.12
                                                                           =============  =============

Diluted earnings per common share                                          $        0.07  $        0.12
                                                                           =============  =============
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